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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                            ------------------------

         Date of Report (Date of earliest event reported): May 28, 2003

                            IMPAX LABORATORIES, INC.
        ----------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                Delaware                 0-27354            65-0403311
    ------------------------------- ----------------- ----------------------
    (State or other jurisdiction of   (Commission       (I.R.S. Employer
     incorporation or organization)   File Number)    Identification Number)

                              30381 Huntwood Avenue
                                Hayward, CA 94544
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (510) 476-2000
                                 --------------



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Item 9.  Regulation FD Disclosure

         On May 28, 2003, Impax Laboratories Inc. issued a press release announcing that the United States Food and Drug Administration (FDA) had accepted the Company's filing of an Abbreviated New Drug Application (ANDA) for a generic version of Wellbutrin SR(R) (Bupropion HCl ER) 200mg Tablets. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Impax Laboratories, Inc.



                                               By: /s/ Cornel C. Spiegler
                                               --------------------------
                                               Chief Financial Officer

Date: May 28, 2003


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[Graphic Omitted: Impax Laboratories, Inc. Logo]

Company Contacts:                      Investor Relations Contacts:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
------------------------               ------------------------------------
Barry R. Edwards, Co-CEO               Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771               (212) 838-3777
Larry Hsu, Ph.D., President            Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                www.lhai.com
(215) 289-2220 Ext. 1706               ------------
www.impaxlabs.com
-----------------


                    IMPAX ANDA FILING FOR GENERIC VERSION OF
                 WELLBUTRIN SR(R) 200MG TABLETS ACCEPTED BY FDA

HAYWARD, Calif. (May 28, 2003) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) today announced that the United States Food and Drug Administration (FDA) has accepted the Company's filing of an Abbreviated New Drug Application (ANDA) for a generic version of Wellbutrin SR(R) (Bupropion Hydrochloride) 200mg Tablets. GlaxoSmithKline (Glaxo) markets Wellbutrin SR(R) for the treatment of depression. U.S. sales of Wellbutrin SR(R) 200mg Tablets were approximately $46 million in the twelve months ended December 31, 2002, according to IMS Health. Glaxo received FDA approval of this product in June 2002.

IMPAX's application includes a certification under Paragraph IV of the Hatch-Waxman Amendments stating the Company's belief that its Bupropion Hydrochloride 200mg Extended Release Tablet product does not infringe certain Glaxo listed patents on Wellbutrin SR(R) Tablets. FDA's acceptance of the IMPAX ANDA for filing means that the Agency has made a threshold determination that the application is sufficiently complete to permit a substantive review.

Larry Hsu, Ph.D., President of IMPAX, said, "This application complements our previous ANDAs for Bupropion HCl 100mg and 150mg Extended Release Tablets. We expect to reach our objective of filing six new applications in 2003."

IMPAX has twenty ANDAs pending at the FDA, including three tentatively approved, that address more than $6.4 billion in U.S. branded product sales for the twelve months ended December 31, 2002. Fifteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation
Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to complete the private placement on the terms contemplated or at all, Impax's ability to obtain sufficient capital to



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fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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